Exhibit 4.1

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of May 1, 2017 among Eagle II Acquisition Company LLC, a Delaware limited liability company (the “Escrow Issuer”), Eldorado Resorts, Inc., a Nevada corporation (the “New Issuer”), each of the parties that are signatories hereto as Guarantors (collectively, together with Escrow Issuer, the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Escrow Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of March 29, 2017, providing for the issuance of $375,000,000 principal amount of 6% Senior Notes due 2025 (the “Notes”);

WHEREAS, the ERI-Isle Merger will occur substantially concurrently with the execution of this Supplemental Indenture;

WHEREAS, the Indenture provides that (a) upon the Escrow Release, the New Issuer shall assume all obligations of the Escrow Issuer under the Notes and the Indenture and (b) the Guarantors shall, by executing this Supplemental Indenture, become, or substantially concurrently with the Escrow Release shall become, parties to the Indenture ; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound. (a) The New Issuer acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) unconditionally assume the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to the New Issuer; and (iii) perform all obligations and duties required of the Issuer pursuant to the Indenture.

(b) Each New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to, such New Guarantor; and (iii) perform all obligations and duties required of a Guarantor pursuant to the Indenture. Each New Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 thereof.

(3) Notices. All notices or other communications to the New Issuer or any New Guarantor shall be given as provided in Section 13.02 of the Indenture.

(4) Execution and Delivery. The New Issuer agrees that the Notes shall remain in full force and effect notwithstanding the absence of any endorsement of the New Issuer or the Notes, and each New Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(5) Release of Obligations. Upon execution of this Supplemental Indenture by the New Issuer, the New Guarantors and the Trustee, the Escrow Issuer shall be unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes (other than those obligations and liabilities applicable to Escrow Issuer as a Guarantor as described in Section 2(b) above).

(6) Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(7) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, or direct or indirect member, partner or stockholder of the New Issuer or any New Guarantor shall have any liability for any obligations of the New Issuer or the New Guarantors (other than in their capacity as Issuer or Guarantor) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(8) Governing Law. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(9) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(10) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(11) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Issuer and New Guarantors.

(12) Benefits Acknowledged. The Guarantee of each New Guarantor is subject to the terms and conditions set forth in the Indenture. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to such Guarantee are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of the New Issuer and each New Guarantor in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ELDORADO RESORTS, INC.

By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer

EAGLE II ACQUISITION COMPANY LLC

By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Authorized Officer

[Signature Page to Supplemental Indenture]

EAGLE II ACQUISITION COMPANY LLC

ELDORADO HOLDCO LLC

ELDORADO RESORTS LLC

ELDORADO SHREVEPORT #1, LLC

ELDORADO SHREVEPORT #2, LLC

ELDORADO CASINO SHREVEPORT JOINT VENTURE

MTR GAMING GROUP, INC.

MOUNTAINEER PARK, INC.

PRESQUE ISLE DOWNS, INC.

SCIOTO DOWNS, INC.

ELDORADO LIMITED LIABILITY COMPANY

CIRCUS AND ELDORADO JOINT VENTURE, LLC

CC – RENO LLC

CCR NEWCO, LLC

BLACK HAWK HOLDINGS, L.L.C.

IC HOLDINGS COLORADO, INC.

CCSC/BLACKHAWK, INC.

ISLE OF CAPRI BLACK HAWK, L.L.C.

IOC – BLACK HAWK DISTRIBUTION COMPANY, LLC

IOC BLACK HAWK COUNTY, INC.

ISLE OF CAPRI BETTENDORF, L.C.

PPI, INC.

POMPANO PARK HOLDINGS, L.L.C.

IOC – LULA, INC.

IOC – KANSAS CITY, INC.

IOC – BOONVILLE, INC.

IOC – CARUTHERSVILLE, LLC

IOC – CAPE GIRARDEAU LLC

IOC – VICKSBURG, INC.

IOC – VICKSBURG, L.L.C.

RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.

IOC HOLDINGS, L.L.C.

ST. CHARLES GAMING COMPANY, L.L.C.

as Guarantors

By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Authorized Officer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President

[Signature Page to Supplemental Indenture]